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                                                                      EXHIBIT 21

                         AMERICAN GREETINGS CORPORATION
                         Subsidiaries of the Registrant

                                                      State / Jurisdiction
            Subsidiary                                  of Incorporation
----------------------------------------           -----------------------------

A.G. Industries, Inc.                                    North Carolina
Camden Graphics Group                                    United Kingdom
Carlton Cards (Canada) Limited                           Canada
Carlton Cards (United Kingdom) Limited                   United Kingdom
Carlton Cards Retail, Inc.                               Connecticut
CPS Corporation of Delaware Inc.                         Delaware
AmericanGreetings.com, Inc.                              Ohio
Gibson Greetings, Inc.                                   Ohio
Hanson White Ltd.                                        United Kingdom
John Sands (Australia) Ltd.                              Delaware
John Sands (New Zealand) Ltd.                            Delaware
Magnivision, Inc.                                        Delaware
Plus Mark, Inc.                                          Ohio